FOR IMMEDIATE RELEASE

Media Contact:
Deborah Spak, (847) 948-2349

Investor Contacts:
Mary Kay Ladone, (847) 948-3371
Clare Trachtman, (847) 948-3085

BAXTER REPORTS STRONG THIRD QUARTER SALES AND EARNINGS

Company Raises Full-Year Outlook for Third Consecutive Quarter

DEERFIELD, Ill., October 18, 2007 - Baxter International Inc. (NYSE:BAX) today announced strong financial results for the period ended September 30, 2007 and raised its full-year outlook for the third consecutive quarter.

Third quarter net income of $395 million increased 6 percent compared to $374 million reported in the third quarter of 2006. Net earnings per diluted share of $0.61 increased 7 percent from $0.57 in the prior year period. These results include after-tax charges in the third quarter of 2007 totaling $63 million or $0.09 per diluted share. On an adjusted basis, excluding special items, Baxter reported net income of $458 million and net earnings per diluted share of $0.70, an increase of 22 percent and 23 percent, respectively. These results compare favorably to the earnings guidance previously provided by the company of $0.64 to $0.66 per diluted share.

-more-

BAXTER REPORTS STRONG THIRD QUARTER—Page 2

In accordance with Generally Accepted Accounting Principles (GAAP), the company recorded an after-tax charge of $29 million ($0.04 per diluted share) for in-process R&D (IPR&D) associated with the company’s recently announced collaborations with DEKA Research & Development Corp. and HHD, LLC, and Halozyme Therapeutics, Inc. In addition, the company’s results include an after-tax charge of $34 million ($0.05 per diluted share) to establish reserves for previously disclosed Average Wholesale Pricing (AWP) litigation.

Baxter’s worldwide sales totaled approximately $2.8 billion in the third quarter of 2007, an increase of 8 percent (or 4 percent excluding the impact of foreign exchange). Sales within the United States totaled $1.2 billion, an increase of 9 percent over the same period last year, while international sales of $1.5 billion grew 7 percent. As previously announced, the company completed the divestiture of its Transfusion Therapies business during the first quarter of 2007. Excluding Transfusion Therapies revenues from both 2007 and 2006 for comparison purposes, Baxter’s global sales increased 11 percent to $2.7 billion from $2.4 billion recorded in the prior year.

Revenues from Baxter’s BioScience business totaled $1.1 billion and increased 14 percent over the prior-year period, driven by double-digit growth across multiple product categories. Sales of ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method], a therapy used in the treatment of hemophilia A, exceeded $300 million in the quarter as the company continued to drive global conversion to the therapy. Robust sales of plasma therapeutics, antibody therapy products for the treatment of immunodeficiencies, and biosurgery products used for hemostasis, tissue sealing and tissue repair also contributed to the business’ performance.

-more-

BAXTER REPORTS STRONG THIRD QUARTER—Page 3

Revenues from Baxter’s Medication Delivery business grew 10 percent to $1.0 billion in the third quarter, primarily as a result of strong global sales of anesthesia, intravenous solutions and parenteral nutrition products. Renal revenues of $0.6 billion increased 8 percent, as the company continued to realize solid gains in the number of peritoneal dialysis patients it serves, particularly in developing countries.

“The company remains focused on executing our strategies and continuing to build shareholder value,” said Robert L. Parkinson, Jr., chairman  and chief executive officer. “Our consistent, strong operational performance, driven by our focus on gross margin expansion affords us the opportunity to accelerate investments to grow our business for the longer-term, while at the same time, allowing us to meet or exceed our shorter-term objectives.”

Baxter’s investment in research and development increased 36 percent (or 13 percent on an adjusted basis) in the quarter; and the company announced several collaborations and agreements during the period, including:

•
An agreement with Halozyme Therapeutics, Inc. to apply Halozyme’s proprietary Enhanze™ Technology to the development of a subcutaneous route of administration for Baxter’s GAMMAGARD LIQUID™ 10% [Immune Globulin Intravenous (Human)] (IGIV) (known as KIOVIG™ in Europe). For patients using GAMMAGARD LIQUID 10% - currently administered intravenously - subcutaneous administration with Enhanze Technology may increase convenience and improve the dispersion of the therapy.

•
A collaboration with DEKA Research & Development Corp. and HHD, LLC for the development of a next-generation home hemodialysis machine, to further expand the company's leadership in home dialysis therapy.

•	A joint venture to produce and sell parenteral nutrition products in China as Guangzhou Baxter Qiaoguang Healthcare Co. Ltd., based in Guangzhou, China.

-more-

BAXTER REPORTS STRONG THIRD QUARTER—Page 4

“We are very pleased with the quality of our financial performance overall, and in particular the ongoing strength of our cash flow,” said Robert M. Davis, chief financial officer. “Our strong financial position allowed us the flexibility to invest in long-term growth through research and development and business development initiatives, as well as to increase our share repurchases in the quarter.”

During the third quarter, Baxter repurchased 15.3 million shares of common stock, for approximately $827 million. For the first nine months of 2007, the company repurchased a total of $1.6 billion in common stock, or 30.4 million shares. In addition, following the payment of the 2006 annual dividend in January, Baxter reinstituted a quarterly schedule for payment of dividends in April of this year and increased the annual dividend rate for 2007 by 15 percent. As a result of these activities, Baxter has returned more than $2.0 billion to shareholders year-to-date.

Nine-Month Results

For the first nine months of 2007, Baxter’s net income totaled $1.2 billion and increased 27 percent, with earnings per diluted share increasing 27 percent to $1.87. On an adjusted basis, excluding special items from both 2007 and 2006, Baxter’s year-to-date net income of $1.3 billion grew 30 percent from the $1.0 billion reported last year. Adjusted earnings per diluted share increased 29 percent to $2.03, from $1.57 per diluted share in the prior year period.

Baxter’s worldwide sales increased 8 percent in the first three quarters of the year to approximately $8.3 billion, up from $7.6 billion reported for the same period last year. Excluding the impact of foreign exchange, sales growth for the first nine months of 2007 was 5 percent. Sales within the United States totaled $3.5 billion, an increase of 6 percent over the same period last year, and international sales grew 11 percent to $4.7 billion. Excluding revenues related to the Transfusion Therapies business, Baxter’s worldwide sales of $8.1 billion increased 11 percent from $7.2 billion recorded in the prior year.

-more-

BAXTER REPORTS STRONG THIRD QUARTER—Page 5

Cash flows from operations totaled $1.55 billion for the nine-month period, an improvement of approximately $130 million compared to $1.42 billion in the same period in 2006. Free cash flow (cash flows from operations, less capital expenditures of $424 million for the first nine months of 2007) was $1.1 billion for the first nine months of 2007.

Fourth Quarter and Full-Year 2007 Outlook

Given its strong financial results year-to-date, Baxter is raising its earnings outlook for full-year 2007. The company now expects to achieve earnings per diluted share of $2.75 to $2.77, compared to its previous range of $2.65 to $2.70, both excluding special items. Baxter continues to expect sales growth, excluding the impact of foreign exchange, of 4 to 5 percent for the year. Excluding the Transfusion Therapies business from both 2006 and 2007, sales growth (excluding foreign exchange) is expected to approximate 8 percent. In addition, Baxter continues to expect cash flows from operations for full-year 2007 to total approximately $2.3 billion.

For the fourth quarter of 2007, Baxter expects sales growth, excluding the impact of foreign exchange, of 2 to 3 percent, and earnings per diluted share, before any special items, of $0.72 to $0.74. Excluding the Transfusion Therapies business from both the 2006 and 2007 fourth quarters, sales growth (excluding foreign exchange) is expected to approximate 7 percent.

-more-

BAXTER REPORTS STRONG THIRD QUARTER—Page 6

A webcast of Baxter's third quarter conference call for investors can be accessed live from a link on the company's website at www.baxter.com beginning at 7:30 a.m. CDT on October 18, 2007. Please visit Baxter's website for more information regarding this and future investor events and webcasts, including investor presentations.

Baxter International Inc., through its subsidiaries, assists healthcare professionals and their patients with the treatment of complex medical conditions, including hemophilia, immune disorders, cancer, infectious diseases, kidney disease, trauma and other conditions. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients' lives.

This release includes forward-looking statements concerning the company's financial results. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts, that could limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; product development risks; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company's sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; reimbursement policies of government agencies and private payers; the availability of acceptable raw materials and component supply; the ability to enforce company patents; patents of third parties preventing or restricting the company's manufacture, sale or use of affected products or technology; and other risks identified in the company's most recent filing on Form 10-Q and other SEC filings, all of which are available on the company's website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.

# # #

BAXTER -- PAGE 7

BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Three Months Ended September 30, 2007 and 2006
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended
	September 30,
	2007	2006	Change

NET SALES	$2,750	$2,557	8%

COST OF GOODS SOLD	1,374	1,342	2%

GROSS PROFIT	1,376	1,215	13%
% of Sales	50.0%	47.5%	2.5 pts

MARKETING AND ADMINISTRATIVE EXPENSES	663 [1]	562	18%
% of Sales	24.1%	22.0%	2.1 pts

RESEARCH AND DEVELOPMENT EXPENSES	203 [2]	149	36%
% of Sales	7.4%	5.8%	1.6 pts

NET INTEREST EXPENSE	6	5	20%

OTHER EXPENSE, NET	21	20	5%

PRE-TAX INCOME	483	479	1%

INCOME TAX EXPENSE	88	105	(16%	)

NET INCOME	$395	$374	6%

BASIC EPS	$0.62	$0.58	7%
DILUTED EPS	$0.61	$0.57	7%

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	641	653
Diluted	651	661
ADJUSTED PRE-TAX INCOME (excluding certain items)	$574 [3]	$479	20%
ADJUSTED NET INCOME (excluding certain items)	$458 [3]	$374	22%
ADJUSTED DILUTED EPS (excluding certain items)	$0.70 [3]	$0.57	23%

1
Marketing and administrative expenses in 2007 included a pre-tax charge of $56 million ($34 million, or $0.05 per diluted share, on an after-tax basis) related to the company's Average Wholesale Pricing (AWP) litigation.

2
Research and development expenses in 2007 included in-process research and development (IPR&D) charges of $25 million related to the company's collaboration for the development of a next-generation home hemodialysis machine, and $10 million related to the company's in-licensing arrangement with Halozyme Therapeutics, Inc. The after-tax impact of these items was $29 million, or $0.04 per diluted share.

3	See page 8 for description of adjustments and reconciliation to GAAP (generally accepted accounting principles) measures.

Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (pre-tax income, net income and per-share earnings, excluding certain items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company's reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company's results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the company's filing on Form 8-K of today's date for additional information.

BAXTER -- PAGE 8

BAXTER INTERNATIONAL INC.
Consolidated Statement of Income
Three Months Ended September 30, 2007
Description of Adjustments and Reconciliation of GAAP to Non-GAAP
(unaudited)
(in millions, except per share and percentage data)

The company's GAAP results for the three months ended September 30, 2007 included a charge related to the AWP litigation, and IPR&D charges related to the company's collaboration for the development of a next-generation home hemodialysis machine and the company's in-licensing arrangement with Halozyme Therapeutics, Inc. These charges impacted the GAAP results as follows:

		Income
	Pre-tax	Tax	Net	Diluted
	Income	Expense	Income	EPS
GAAP	$483	$88	$395	$0.61
Litigation-related charge (A)	56	22	34	0.05
IPR&D charges (B)	35	6	29	0.04
Excluding specified items	$574	$116	$458	$0.70

(A) Included in the Marketing and Administrative Expenses line in the accompanying consolidated statement of income. Excluding this item, adjusted marketing and administrative expenses were $607 million, or 22.1% of sales.

(B) Included in the Research and Development Expenses line in the accompanying consolidated statement of income. Excluding this item, adjusted research and development expenses were $168 million, or 6.1% of sales.

BAXTER -- PAGE 9

BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Nine Months Ended September 30, 2007 and 2006
(unaudited)
(in millions, except per share and percentage data)

	Nine Months Ended
	September 30,
	2007	2006	Change
NET SALES	$8,254	$7,615	8%

COST OF GOODS SOLD	4,220	4,193 [1]	1%

GROSS PROFIT	4,034	3,422	18%
% of Sales	48.9%	44.9%	4.0 pts

MARKETING AND ADMINISTRATIVE EXPENSES	1,867 [2]	1,670	12%
% of Sales	22.6%	21.9%	0.7 pts

RESEARCH AND DEVELOPMENT EXPENSES	539 [3]	433	24%
% of Sales	6.5%	5.7%	0.8 pts

RESTRUCTURING CHARGES	70 [4]	--	N/A

NET INTEREST EXPENSE	10	33	(70%	)

OTHER EXPENSE, NET	28 [5]	55	(49%	)

PRE-TAX INCOME	1,520	1,231	23%

INCOME TAX EXPENSE	291	266	9%

NET INCOME	$1,229	$965	27%

BASIC EPS	$1.90	$1.49	28%
DILUTED EPS	$1.87	$1.47	27%

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	647	650
Diluted	657	656
ADJUSTED PRE-TAX INCOME (excluding certain items)	$1,681 [6]	$1,307 [6]	29%
ADJUSTED NET INCOME (excluding certain items)	$1,338 [6]	$1,029 [6]	30%
ADJUSTED DILUTED EPS (excluding certain items)	$2.03 [6]	$1.57 [6]	29%

1	Cost of goods sold in 2006 included a $76 million pre-tax charge ($64 million, or $0.10 per share, on an after-tax basis) related to COLLEAGUE infusion pumps.

2	Marketing and administrative expenses in 2007 included a pre-tax charge of $56 million ($34 million, or $0.05 per diluted share, on an after-tax basis) related to the company's AWP litigation.

3
Research and development expenses in 2007 included IPR&D charges of $25 million related to the company's collaboration for the development of a next-generation home hemodialysis machine, and $10 million related to the company's in-licensing arrangement with Halozyme Therapeutics, Inc. The after-tax impact of these items was $29 million, or $0.04 per diluted share. Also included in research and development expenses in 2007 was an IPR&D charge of $11 million ($7 million, or $0.01 per diluted share, on an after-tax basis) related to the acquisition of MAAS Medical, LLC.

4
Restructuring charges of $70 million ($46 million, or $0.07 per share, on an after-tax basis) in 2007 are primarily for costs and asset impairments associated with the consolidation of certain commercial and manufacturing operations outside of the United States.

5
Other expense, net in 2007 included income of $23 million, reflecting a gain on the sale of the Transfusion Therapies business of $58 million less related charges of $35 million. The after-tax impact of these items was $6 million of income, or $0.01 per diluted share.

6	See page 10 for description of adjustments and reconciliation to GAAP measures.

Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (pre-tax income, net income and per-share earnings, excluding certain items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company's reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company's results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the company's filing on Form 8-K of today's date for additional information.

BAXTER -- PAGE 10

BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Nine Months Ended September 30, 2007 and 2006
Description of Adjustments and Reconciliation of GAAP to Non-GAAP
(unaudited)
(in millions, except per share and percentage data)

2007 description of adjustments and reconciliation of GAAP to Non-GAAP

The company's GAAP results for the nine months ended September 30, 2007 included restructuring charges, primarily for costs and asset impairments associated with the consolidation of certain commercial and manufacturing operations outside of the United States, a charge related to the AWP litigation, and IPR&D charges related to the company's collaboration for the development of a next-generation home hemodialysis machine and the company's in-licensing arrangement with Halozyme Therapeutics, Inc. These charges impacted the GAAP results as follows:

		Income
	Pre-tax	Tax	Net	Diluted
	Income	Expense	Income	EPS
GAAP	$1,520	$291	$1,229	$1.87
Restructuring charges	70	24	46	0.07
Litigation-related charge (A)	56	22	34	0.05
IPR&D charges (B)	35	6	29	0.04
Excluding specified items	$1,681	$343	$1,338	$2.03

(A) Included in the Marketing and Administrative Expenses line in the accompanying consolidated statement of income. Excluding this item, adjusted marketing and administrative expenses were $1.81 billion, or 21.9% of sales.

(B) Included in the Research and Development Expenses line in the accompanying consolidated statement of income. Excluding this item, adjusted research and development expenses were $504 million, or 6.1% of sales.

2006 description of adjustment and reconciliation of GAAP to Non-GAAP

The company's GAAP results for the nine months ended September 30, 2006 included a charge related to COLLEAGUE infusion pumps, which impacted the GAAP results as follows:

		Income
	Pre-tax	Tax	Net	Diluted
	Income	Expense	Income	EPS
GAAP	$1,231	$266	$965	$1.47
COLLEAGUE infusion pump charge (C)	76	12	64	0.10
Excluding specified items	$1,307	$278	$1,029	$1.57

(C) Included in the Gross Profit line in the accompanying consolidated statement of income. Excluding this item, adjusted gross profit was $3.50 billion and the adjusted gross profit percentage was 45.9% .

BAXTER -- PAGE 11
BAXTER INTERNATIONAL INC.
Condensed Consolidated Balance Sheets
(unaudited)
($ in millions)

	September 30, 2007	December 31, 2006
Assets
Cash and equivalents	$1,818	$2,485
Receivables	1,976	1,838
Inventories	2,320	2,066
Other current assets	526	581
Total current assets	6,640	6,970
Property, plant and equipment, net	4,216	4,229
Other long-term assets	3,291	3,487
Total assets	$14,147	$14,686

Liabilities and Shareholders' Equity
Short-term debt	$546	$234
Other current liabilities	3,143	3,376
Long-term debt	2,024	2,567
Other long-term liabilities	2,142	2,237
Shareholders' equity	6,292	6,272
Total liabilities and shareholders' equity	$14,147	$14,686

BAXTER -- PAGE 12

BAXTER INTERNATIONAL INC.
Cash Flows from Operations and Changes in Net Debt
(unaudited)
($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net income	$395	$374	$1,229	$965
Adjustments
Depreciation and amortization	141	146	428	431
Deferred income taxes	14	58	32	76
Stock compensation	36	30	99	68
Restructuring and infusion pump charges	--	--	70	76
Litigation-related charge	56	--	56	--
IPR&D charges	35	--	46	--
Other	27	7	53	29
Changes in balance sheet items
Receivables	40	18	(114)	33
Inventories	(91)	(58)	(261)	(108)
Accounts payable and accrued liabilities	6	(22)	(85)	(159)
Restructuring payments	(14)	(9)	(20)	(34)
Other	(37)	29	21	44
Cash flows from operations	$608	$573	$1,554	$1,421

Changes in Net Debt
Increase (decrease)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net debt, beginning of period	$231	$1,298	$316	$2,497

Cash flows from operations	(608)	(573)	(1,554)	(1,421)
Capital expenditures	166	138	424	336
Dividends	109	--	598	363
Proceeds from sale of Transfusion Therapies business	--	--	(421)	--
Proceeds from issuances of stock	(72)	(120)	(500)	(1,444)
Purchases of treasury stock	827	87	1,641	479
Payments relating to acquisitions of, and investments in,
businesses and technologies	40	1	83	3
Payments relating to settlement of cross-currency swaps	49	--	196	--
Other, including the effect of exchange rate changes	10	(90)	(31)	(72)
Increase (decrease) in net debt	521	(557)	436	(1,756)

Net debt, September 30	$752	$741	$752	$741

Key statistics, September 30:
Days sales outstanding	58.7	55.9	58.7	55.9
Inventory turns	2.3	2.4	2.3	2.4

BAXTER -- PAGE 13

BAXTER INTERNATIONAL INC.
Net Sales
Periods Ending September 30, 2007 and 2006
(unaudited)
($ in millions)

	Q3	Q3	% Growth @		% Growth @		YTD	YTD	% Growth @		% Growth @
	2007	2006 [1]	Actual Rates		Constant Rates		2007	2006 [1]	Actual Rates		Constant Rates

BioScience [2]
United States	$556	$468	19%		19%		$1,572	$1,365	15%		15%
International	543	499	9%		2%		1,789	1,473	21%		14%
Total	$1,099	$967	14%		10%		$3,361	$2,838	18%		14%

Medication Delivery
United States	$528	$489	8%		8%		$1,578	$1,532	3%		3%
International	519	461	13%		4%		1,498	1,346	11%		4%
Total	$1,047	$950	10%		6%		$3,076	$2,878	7%		4%

Renal
United States	$96	$95	1%		1%		$288	$286	1%		1%
International	464	424	9%		3%		1,350	1,242	9%		4%
Total	$560	$519	8%		3%		$1,638	$1,528	7%		3%

Baxter excluding Transfusion Therapies
United States	$1,180	$1,052	12%		12%		$3,438	$3,183	8%		8%
International	1,526	1,384	10%		3%		4,637	4,061	14%		8%
Total	$2,706	$2,436	11%		7%		$8,075	$7,244	11%		8%

Transfusion Therapies [2]
United States	$31	$60	(48%	)	(48%	)	$108	$175	(38%	)	(38%	)
International	13	61	(79%	)	(79%	)	71	196	(64%	)	(65%	)
Total	$44	$121	(64%	)	(64%	)	$179	$371	(52%	)	(53%	)

Baxter International Inc.
United States	$1,211	$1,112	9%		9%		$3,546	$3,358	6%		6%
International	1,539	1,445	7%		0%		4,708	4,257	11%		4%
Total	$2,750	$2,557	8%		4%		$8,254	$7,615	8%		5%

1	Prior year sales data has been reclassified to reflect the change that is described in Note 2 below.

2	Sales of Transfusion Therapies (TT) products were previously reported in BioScience. Due to Baxter’s actual and expected significant continuing cash flows associated with this business, Baxter continued to include the results of operations of TT in the company’s results of operations through the February 28, 2007 sale date. The amounts reported in TT reflect sales of TT products until the completion of the sale of the TT business, as well as revenues associated with the manufacturing, distribution and other services provided by the company to the buyer post-divestiture.

BAXTER -- PAGE 14

BAXTER INTERNATIONAL INC.
Key Product Line Sales at Actual and Constant Foreign Exchange Rates
Periods Ending September 30, 2007 and 2006
(unaudited)
($ in millions)

	Q3	Q3	% Growth @		% Growth @		YTD	YTD	% Growth @		% Growth @
	2007	2006 [1]	Actual Rates		Constant Rates		2007	2006 [1]	Actual Rates		Constant Rates

BioScience
Recombinants [2]	$432	$389	11%		8%		$1,251	$1,118	12%		8%
Plasma Proteins [3]	246	214	15%		10%		714	619	15%		11%
Antibody Therapy	245	196	25%		23%		705	578	22%		20%
Regenerative Medicine [4]	82	72	14%		11%		251	220	14%		10%
Other [5]	94	96	(2%	)	(5%	)	440	303	45%		37%
Total BioScience [6]	$1,099	$967	14%		10%		$3,361	$2,838	18%		14%

Medication Delivery
IV Therapies [7]	$346	$317	9%		3%		$1,012	$944	7%		2%
Global Injectables [8]	372	350	6%		3%		1,114	1,079	3%		0%
Infusion Systems	207	197	5%		3%		624	596	5%		3%
Anesthesia [9]	111	76	46%		41%		296	225	32%		28%
Other [10]	11	10	10%		0%		30	34	(12%	)	(15%	)
Total Medication Delivery	$1,047	$950	10%		6%		$3,076	$2,878	7%		4%

Renal
PD Therapy	$448	$409	10%		5%		$1,310	$1,205	9%		5%
HD Therapy	112	110	2%		(6%	)	328	323	2%		(4%	)
Total Renal	$560	$519	8%		3%		$1,638	$1,528	7%		3%

Baxter excluding Transfusion Therapies	$2,706	$2,436	11%		7%		$8,075	$7,244	11%		8%

Transfusion Therapies [11]	$44	$121	(64%	)	(64%	)	$179	$371	(52%	)	(53%	)

TOTAL BAXTER	$2,750	$2,557	8%		4%		$8,254	$7,615	8%		5%

1	Prior year sales data has been reclassified to reflect the changes that are described in Notes 2, 5, 6, 8, 9 and 11 below.

2	Includes sales of recombinant FVII products (ADVATE and RECOMBINATE). Sales of recombinant FIX (BeneFIX) were previously reported in Recombinants and are now reported in Other, as detailed below.

3	Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, and certain other plasma-based products.

4	Previously referred to as BioSurgery.

5	Principally includes vaccines, sales of plasma to third parties, and recombinant FIX (BeneFIX). Sales of recombinant FIX were previously reported in Recombinants.

6	BioScience sales have been reclassified to reflect the change described in Note 11.

7	Principally includes intravenous solutions and nutritional products.

8	Principally includes sales related to the pharma partnering business, enhanced packaging, premix drugs and generic injectables. Generic injectables were previously reported in Anesthesia.

9	Principally includes proprietary inhaled anesthetics and other anesthesia products. Sales of generic injectables were previously reported in Anesthesia and are now reported in Global Injectables.

10	Principally includes other hospital-distributed products.

11	Sales of TT products were previously reported in BioScience. Due to Baxter’s actual and expected significant continuing cash flows associated with the business, Baxter continued to include the results of operations of TT in the company’s results of operations through the February 28, 2007 sale date. The amounts reported above reflect sales of TT products until the completion of the sale of the TT business, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer post-divestiture.

BAXTER -- PAGE 15

BAXTER INTERNATIONAL INC.
Key Product Line Sales by US and International
Periods Ending September 30, 2007 and 2006
(unaudited)
($ in millions)

	Q3 2007			Q3 2006 [1]			% Growth
	US	International	Total	US	International	Total	US		International		Total
BioScience
Recombinants [2]	$205	$227	$432	$182	$207	$389	13%		10%		11%
Plasma Proteins [3]	101	145	246	87	127	214	16%		14%		15%
Antibody Therapy	178	67	245	146	50	196	22%		34%		25%
Regenerative Medicine [4]	44	38	82	40	32	72	10%		19%		14%
Other [5]	28	66	94	13	83	96	115%		(20%	)	(2%	)
Total BioScience [6]	$556	$543	$1,099	$468	$499	$967	19%		9%		14%

Medication Delivery
IV Therapies [7]	$109	$237	$346	$103	$214	$317	6%		11%		9%
Global Injectables [8]	217	155	372	210	140	350	3%		11%		6%
Infusion Systems	123	84	207	118	79	197	4%		6%		5%
Anesthesia [9]	75	36	111	53	23	76	42%		57%		46%
Other [10]	4	7	11	5	5	10	(20%	)	40%		10%
Total Medication Delivery	$528	$519	$1,047	$489	$461	$950	8%		13%		10%

Renal
PD Therapy	$69	$379	$448	$67	$342	$409	3%		11%		10%
HD Therapy	27	85	112	28	82	110	(4%	)	4%		2%
Total Renal	$96	$464	$560	$95	$424	$519	1%		9%		8%

Baxter excluding Transfusion Therapies	$1,180	$1,526	$2,706	$1,052	$1,384	$2,436	12%		10%		11%

Transfusion Therapies [11]	$31	$13	$44	$60	$61	$121	(48%	)	(79%	)	(64%	)

TOTAL BAXTER	$1,211	$1,539	$2,750	$1,112	$1,445	$2,557	9%		7%		8%

1	Prior year data has been reclassified to reflect the changes that are described in Notes 2, 5, 6, 8, 9 and 11 below.

2	Includes sales of recombinant FVIII products (ADVATE and RECOMBINATE). Sales of recombinant FIX (BeneFIX) were previously reported in Recombinants and are now reported in Other, as detailed below.

3	Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, and certain other plasma-based products.

4	Previously referred to as BioSurgery.

5	Principally includes vaccines, sales of plasma to third parties, and recombinant FIX (BeneFIX). Sales of recombinant FIX were previously reported in Recombinants.

6	BioScience sales have been reclassified to reflect the change described in Note 11.

7	Principally includes intravenous solutions and nutritional products.

8	Principally includes sales related to the pharma partnering business, enhanced packaging, premix drugs and generic injectables. Generic injectables were previously reported in Anesthesia.

9	Principally includes proprietary inhaled anesthetics and other anesthesia products. Sales of generic injectables were previously reported in Anesthesia and are now reported in Global Injectables.

10	Principally includes other hospital-distributed products.

11	Sales of TT products were previously reported in BioScience. Due to Baxter’s actual and expected significant continuing cash flows associated with the business, Baxter continued to include the results of operations of TT in the company’s results of operations through the February 28, 2007 sale date. The amounts reported above reflect sales of TT products until the completion of the sale of the TT business, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer post-divestiture.